EXHIBIT 99.4

PRO-FORMA FINANCIAL INFORMATION

Intersections Inc. and American Background Services, Inc. Pro-Forma Condensed Consolidated Financial Information

Intersections Inc. completed the acquisition of American Background Services, Inc. (American Background) on November 12, 2004.

The accompanying unaudited pro forma combined condensed balance sheet as of September 30, 2004, gives pro forma effect to the acquisition of America Background as if the acquisition had occurred as of September 30, 2004. The unaudited pro forma combined condensed statements of operations for the fiscal year ended December 31, 2003 and nine months ended September 30, 2004 give effect to the acquisition of American Background as if the acquisition had occurred on January 1, 2003 and combines Intersections’ and American Background’s statements of operations.

The unaudited pro forma combined condensed financial data is provided for informational purposes only and does not purport to represent the results that the Company would have obtained had the transactions been completed as of the assumed dates above and for the periods presented, nor are they necessarily indicative of the results of operations which may be expected to occur in the future. The unaudited pro forma combined condensed financial statements should be read in conjunction with Intersections’ and American Background’s separate historical financial statements and notes thereto. In the opinion of management, all material adjustments necessary to reflect the acquisition of American Background by Intersections have been made. The pro forma adjustments are described in the accompanying notes and are based upon available information and certain assumptions that the Company believes are reasonable.

A preliminary allocation of purchase price has been made in the accompanying balance sheet based on available information. The allocations of the purchase costs are subject to final determination based upon estimates and other evaluations of fair market value, identification and valuation of identifiable intangible assets. The actual allocation of purchase price and the resulting effect on income from operations may differ from the pro forma amounts included herein. Consequently, the amounts reflected in the pro forma combined condensed financial statements are subject to change and the final amounts may differ. The unaudited pro forma combined condensed financial information does not reflect any adjustments to conform to accounting practices, except for certain reclassifications, or any cost savings or other synergies which may result from the acquisition.

INTERSECTIONS INC.

Unaudited Pro-forma Condensed Consolidated Balance Sheet

September 30, 2004
(In Thousands)

		American
	Intersections	Background	Adjustments		Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$42,219	$175	$(c)	(20,200)	$22,194
Short term investments	22,380	—			22,380
Accounts receivable, net	10,510	1,769			12,279
Prepaid expenses and other current assets	2,930	95			3,025
Deferred solicitation costs	8,595	—			8,595
Total current assets	86,634	2,039		(20,200)	68,473
Property and equipment, net	11,963	664			12,627
Deferred tax asset	3,347	51			3,398
Goodwill and other intangibles	—	2,556	(e)	(2,556)	18,728
			(e)	18,728
Other assets	684	6			690

Total assets	$102,628	$5,316		$(4,028)	$103,916

LIABILITIES AND STOCKHOLDER’S EQUITY
Current liabilities:
Accounts payable	3,392	478			3,870
Accrued expenses and other current liabilities	5,196	405	(c)	300	5,901
Accrued payroll and employee benefits	1,406	—			1,406
Commissions payable	1,842	—			1,842
Deferred revenue	3,731	—			3,731
Notes payable	—	734	(b)	(734)	—
Current obligations of long term debt	1,061	407	(b)	(302)	1,166
Deferred tax liability	3,231	—			3,231
Total current liabilities	19,859	2,024		(736)	21,147

INTERSECTIONS INC.

Unaudited Pro-forma Condensed Consolidated Balance Sheet
(Continued)

September 30, 2004
(In Thousands)

		American
	Intersections	Background	Adjustments		Pro Forma
Long-term debt, less current maturities	$1,340	$364	$(b)	(364)	$1,340
Other long-term liabilities	114	—			114

Stockholders’Equity:
Common stock	170	5	(e)	(5)	170
Deferred compensation	(34)	—			(34)
Additional paid-in capital	88,023	3,282	(e)	(3,282)	88,023
Accumulated deficit	(6,844)	(359)	(e)	359	(6,844)
Total stockholders’ equity	81,315	2,928		(2,928)	81,315

Total liabilities and stockholders’ Equity	$102,628	$5,316		$(4,028)	$103,916

INTERSECTIONS INC.

Unaudited Pro-forma Condensed Consolidated Statement of Operations

Year Ended December 31, 2003
(In Thousands, Except Share and Per Share Data)

		American
	Intersections	Background	Adjustments		Pro Forma
Revenue	$147,306	$8,064	$		$155,370
Operating expenses:
Marketing and commissions	75,531	—			75,531
Subscription servicing	35,668	3,375			39,043
General and administrative	20,546	4,166	(f) (a)	(64) 523	25,171
Total operating expenses	131,745	7,541		459	139,745

Income from operations	15,561	523		(459)	15,625
Interest expense	(1,008)	(47)			(1,055)
Other income (expense)	12	(1)			11

Income before income taxes and minority interest	14,565	475		(459)	14,581
Income tax benefit (expense)	4,811	(121)			4,690
Minority interest in net loss of Subsidiary	35	—			35

Net income	$19,411	$354		$(459)	$19,306

Net income per basic share	$3.92				$3.90
Net income per diluted share	$1.36				$1.35

Weighted average common shares outstanding	4,954,344				4,954,344
Dilutive effect of common stock equivalents	10,010,513				10,010,513
Weighted average common shares outstanding – assuming dilution	14,964,857				14,964,857

INTERSECTIONS INC.

Unaudited Pro-forma Condensed Consolidated Statement of Operations

Nine Months Ended September 30, 2004
(In Thousands, Except Share and Per Share Data)

		American
	Intersections	Background	Adjustments		Pro Forma
Revenue	$116,982	$8,342	$		$125,324
Operating expenses:
Marketing and commissions	54,390	—			54,390
Subscription servicing	28,811	3,639			32,450
General and administrative	19,713	3,829	(f) (d) (a)	(53) (294) 411	23,606

Total operating expenses	102,914	7,468		64	110,446

Income from operations	14,068	874		(64)	14,878
Interest expense	(140)	(48)			(188)
Other expense	(20)	—			(20)

Income before income taxes and minority interest	13,908	826		(64)	14,670
Income tax expense	(5,348)	(249)			(5,597)

Net income	$8,560	$577		$(64)	$9,073

Net income per basic share	$.74				$.79
Net income per diluted share	$.52				$.55

Weighted average common shares outstanding	11,500,179				11,500,179
Dilutive effect of common stock equivalents	5,729,770				5,729,770
Weighted average common shares outstanding	17,229,949				17,229,949

NOTES TO UNAUDITED PRO FORMA CONDENSED
CONSOLIDATED FINANCIAL INFORMATION

1. Basis of presentation

     On October 14, 2004, Intersections, Inc. and American Background Services, Inc. announced that the parties had signed a definitive agreement providing for the acquisition by Intersections of American Background; the acquisition was completed on November 12, 2004. Assets acquired and liabilities assumed are recorded at their estimated fair values. Amounts allocated to identifiable intangible assets will be amortized over their estimated useful lives.

2. Purchase price

     The estimated purchase price of the acquisition is $19.9 million, net of $300,000 in acquisition costs, as follows (in thousands):

Cash	$18,500
Retirement of debt	1,400
Acquisition Costs	300

Total purchase price	$20,200

     The preliminary allocation of purchase price, including estimated acquisition costs, assuming the acquisition closed as of September 30, 2004 is as follows (in thousands):

Current assets	$2,039
Property and equipment	664
Other assets	57
Goodwill	18,728
Current liabilities	(1,183)
Notes payable long term debt	(105)

Total consideration	$20,200

     The final determination of the purchase price allocation will be based on the fair values of the assets and liabilities assumed including acquired intangible assets. This determination will be made by management through various means, including obtaining a third party valuation of identifiable intangible assets acquired and an evaluation of the fair value of other assets and liabilities acquired.

3. Pro-forma adjustments

a)	The Chief Executive Officer of American Background, who was employed by AMSEC, had a percentage of his salary and benefits allocated to American Background. In addition,a percentage of the salary and benefits of several American Background employees were allocated to AMSEC. Upon completion of the acquisition, the CEO became an employee of American Background and all payroll and payroll benefits allocated to AMSEC were discontinued. This adjustment reflects the payroll and payroll benefit expenses as if the CEO was employed by American Background and the payroll and payroll benefits allocated to AMSEC were absorbed by American Background.

b)	Reduction of notes payable and long term debt upon consummation of the acquisition.

c)	Estimated cash closing cost of the acquisition of $300,000 and the cash portion of the purchase price of $19,900,000.

d)	Represents expenses incurred by American Background related to the acquisition.

e)	Represents the elimination of American Background’s common stock, additional paid-in capital, accumulated deficit and goodwill balances and the recording of the excess of the purchase price over the estimated fair value of the net assets acquired.

f)	Represents cost savings as a result of the acquisition.